PATHMARK STORES, INC.

                            Common Stock and Warrants

                          REGISTRATION RIGHTS AGREEMENT

                                                                  _____ __, 2000



            Pathmark Stores, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") and the order, dated August 31, 2000 (and entered by the Clerk of the Bankruptcy Court on September 7, 2000), of the Bankruptcy Court confirming the Plan, to issue to each of the holders of Pathmark Notes or Holdings Bonds, including certain of such holders which are signatories hereto and the funds and accounts managed by the signatories hereto (the "Initial Holders"), certain shares of the Company's New Common Stock, (the "Common Stock") and New Warrants, as defined in the Plan (the "Warrants"). The Company hereby agrees as follows:

            1. Shelf Registration. The Company shall take the following actions:

            (a) The Company will, at its cost, use its best efforts to file with the Securities and Exchange Commission (the "Commission") on or as soon as practicable, but no later than September 27, 2000, following the Effective Date of the Plan, and have declared effective as soon as practicable thereafter, a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of Transfer Restricted Securities (as defined in Section 7) by the Holders (as defined in Section 7 of this Agreement) thereof from time to time on a continuous or delayed basis in accordance with Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission; provided, however, that no Holder (other than the Initial Holders) shall be entitled to have the Securities (as defined in Section 7 of this Agreement) held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

            (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities until the later of (i) two (2) years from the date that the Shelf Registration Statement is declared effective and (ii) the date on which no Initial Holder would be deemed an affiliate (as used in the Securities Act) of the Company for a period of three (3) consecutive months, as reasonably determined by such Initial Holder. Notwithstanding the foregoing, the Company shall not be required to keep the Shelf Registration Statement effective after all of the Securities covered by the Shelf Registration Statement have been sold pursuant
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     thereto or pursuant to any applicable exemption from the registration requirements of the Securities Act.

            (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement, and the related prospectus and any amendment or any supplement thereto, as of the effective date of the Shelf Registration Statement, or amendment or supplement thereto, (i) to comply in all material respects, as to all matters within the Company's control, with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2. Registration Procedures. In connection with the registration under the Securities Act contemplated by Section 1 hereof (the "Shelf Registration"), the following provisions shall apply:

            (a) At least three (3) days prior to the filing thereof with the Commission, the Company shall furnish to the Initial Holders a copy of the proposed form of the Shelf Registration Statement and each amendment thereto and each supplement, if any, to the prospectus included therein, and shall afford the Initial Holders the opportunity to participate in the preparation of each such document.

            (b) The Company shall give written notice to the Holders (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                 (i) when the Shelf Registration Statement or any amendment or supplement thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments or
            supplements to the Shelf Registration Statement or the prospectus included therein or for any additional information;

                 (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                 (v) of the happening of any event as a result of which the
            Shelf Registration Statement or the prospectus shall contain an untrue statement of a material fact or omit a material fact required to be stated therein, or necessary to

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


            make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause
            (v) in the event that the Company either promptly files a prospectus supplement to update the prospectus on a Form 8-K or other Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading).

            (c) The Company shall use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

            (d) The Company shall furnish to each Holder included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

            (e) The Company shall deliver to each Holder of the Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the selling Holders in connection with the offering and sale of the Securities covered by such prospectus or any such amendment or supplement.

            (f) Prior to any public offering of the Securities pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (g) The Company shall cooperate with the Holders and their respective counsel to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such Holders' respective denominations and registered in such names as such Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

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


            (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend the use of such prospectus, and the period that the Company is required to keep the Shelf Registration Statement effective provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

            (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

            (j) The Company may require each Holder of the Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

            (k) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of Securities pursuant to the Shelf Registration in an underwritten offering or otherwise.

            (l) The Company shall: (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant, agent or professional retained by the Holders, or any such underwriter and not more than one counsel for the Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, counsels, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant, agent or professional in connection with the Shelf Registration Statement, in each case as shall be reasonably

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


     necessary, in the judgment of such Holder or any such underwriter, attorney, accountant, agent or professional referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Holders and on behalf of the other parties by counsel designated by and on behalf of such other parties as described in Section 3 hereof; provided further, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or
     (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (m) The Company, if requested by any Holder of the Securities registered in the Shelf Registration Statement, shall use its best efforts to cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the selling Holders of the applicable Securities or the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in
     Section 3(k) hereof; the due authorization and issuance of the Securities; the absence of material legal or governmental proceedings involving the Company; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities or any agreement of the type referred to in Section 3(k) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, of any untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), all subject to customary assumptions and qualifications and otherwise in form and content customary for similar opinions; (ii) its officers to execute and deliver all

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


     customary documents and certificates and updates thereof requested by the selling Holders of their respective Securities or any underwriters of their respective Securities; and (iii) its independent public accountants to provide to the selling Holders of their respective Securities and any underwriter therefor an agreed upon procedure letter or a comfort letter, as applicable, in each case, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

            (n) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

            3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, whether or not the Shelf Registration Statement is filed or becomes effective, and, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority of the Securities, excluding the Warrants, covered thereby to act as counsel for the Holders in connection therewith.

            4. Indemnification.

            (a) The Company shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act, "blue sky" laws of the states of the United States or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall reimburse, as incurred, each Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof. The Company shall not, however, be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein ("Holder Information"), except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein results (or is alleged to have resulted) directly from an error in written information furnished by the Company to such Holder that was used in the preparation of

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


     such Holder Information. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (in each case as described in the Shelf Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

            (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages, liabilities or actions in respect thereof to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act, "blue sky" laws of the states of the United States or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Holder Information furnished to the Company by or on behalf of such Holder specifically for inclusion therein, except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein results (or is alleged to have resulted) directly from an error in written information furnished by the Company to such Holder that was used in the preparation of such Holder Information; and, subject to the limitations set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company and any of its controlling persons.

            (c) Promptly after receipt by an Indemnified Party under this
     Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 4, notify the Indemnifying Party of the commencement thereof; but the omission to so notify the Indemnifying Party will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party including the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this
     Section 4 for any legal or

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

     other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.

            (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 4 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 4. Notwithstanding any other provision of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Securities pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holder otherwise would have been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

            5. Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their Securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities

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Act within the limitation of the exemptions provided by Rules 144 and 144A
(including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Securities identified to the Company upon request. Upon the request of any Holder of Transfer Restricted Securities in connection with that Holder's sale pursuant to Rule 144 or Rule 144A, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements.

            6. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration is to be sold in an underwritten offering, the managing underwriters will be selected by the Holders of a majority of such Transfer Restricted Securities, excluding the Warrants, to be included in such offering.

            No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            7. Definitions: All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

            "Holder" means the Initial Holders and any person or entity to whom Transfer Restricted Securities are validly transferred by an Initial Holder or a Holder pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144 promulgated under the Securities Act, in each case, for so long as they own Transfer Restricted Securities.

            "Indemnified Party" means a party entitled to indemnity in accordance with Section 4.

            "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 4.

            "Securities" means the Common Stock, the Warrants, shares of Common Stock that a Holder is entitled to receive upon exercise of the Warrants and any securities issued or issuable with respect to any other Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

            "Transfer Restricted Securities" means Securities issuable to the Initial Holders under the Plan until (i) the date on which such Securities have been effectively registered under the Securities Act and sold or otherwise transferred in accordance with the Shelf Registration Statement; (ii) the date on which such Securities are sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof is removed or such Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such Securities shall cease to be outstanding.

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            8. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and with the written consent of the Holders of 75% of then outstanding Securities affected by such amendment, modification, supplement, waiver or consent.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission or air courier which guarantees overnight delivery:

            (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the issuance of Securities to such Holder was first sent by the Company with copies in like manner as follows:

                        Cadwalader, Wickersham & Taft
                        100 Maiden Lane
                        New York, New York 10038
                        Fax No.:   (212) 504-6666
                        Attention: Bruce Zirinsky

            (2) if to the Company at the Company's address as follows:

                        Pathmark Stores, Inc.
                        200 Milik Street M-207
                        Carteret, NJ 07008
                        Fax No.:   (732) 499-3460
                        Attention: Marc Strassler

            with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, NY 10022-6069
                        Fax No.:   (212) 848-7179
                        Attention: Douglas Bartner

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with

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     respect to its Securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

            (d) Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns; provided, however, that no successor or assign may exercise any rights under this Agreement unless such successor or assign agrees in writing to be bound by the provisions hereof.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (h) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together Constitute one and the same instrument.







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


            If the foregoing is in accordance with your understanding of our agreement, please sign and return to Pathmark Stores, Inc. a counterpart hereof, whereupon this Agreement will become a binding agreement among the Company and the Initial Holders in accordance with its terms.



                                       Very truly yours,



                                       PATHMARK STORES, INC.



                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                        The foregoing Registration Rights
                        Agreement is hereby confirmed
                        and accepted as of the date first
                        above written.

                        Initial Holders

                        FIDELITY MANAGEMENT & RESEARCH COMPANY
                              on behalf of managed funds



                        By:
                           ----------------------------------------------
                           Name:
                           Title:

                        FIDELITY MANAGEMENT TRUST COMPANY
                              on behalf of managed accounts



                        By:
                           ----------------------------------------------
                           Name:
                           Title: